Exhibit 99.1

For Immediate Release

Ignite Restaurant Group Reports Third Quarter 2015 Financial Results

Houston, TX—(BUSINESS WIRE)—November 5, 2015 - Ignite Restaurant Group (NASDAQ: IRG) today reported financial results for the third quarter ended September 28, 2015.

Highlights for the third quarter of 2015 were as follows:

●	Total revenues were $133.4 million, compared to $139.3 million in the third quarter of 2014;
●	Comparable restaurant sales decreased 0.7% at Brick House Tavern + Tap and decreased 6.6% at Joe’s Crab Shack;
●	Loss from continuing operations was $4.3 million, or $0.17 per diluted shares, compared to $2.4 million, or $0.09 per diluted shares in the third quarter of 2014; and
●	Adjusted income from continuing operations (a non-GAAP measure) was $1.9 million, or $0.07 per diluted share, compared to $0.3 million, or $0.01 per diluted share in the third quarter of 2014.

Ray Blanchette, President and Chief Executive Officer of Ignite Restaurant Group, stated, “We are obviously disappointed with the sales results at Joe’s but we remain enthusiastic about the new initiatives we have identified and that we have been testing during the quarter. We also closed several underperforming Joe’s during the quarter as we continue to optimize our real estate portfolio which not only improves the operating results at Joe’s but also provides another growth avenue for Brick House. We also experienced a modest slowdown at Brick House during the quarter as we saw a decrease in comparable restaurant sales for the first time in over three and a half years. However, we believe we have identified a clear strategy to strengthen our performance in key day parts and provide opportunities for improvement in guest traffic and sales.”

Review of Third Quarter 2015 Operating Results

Total revenues were $133.4 million in the third quarter of 2015, a decrease of 4.2% compared to $139.3 million in the third quarter of last year.

●	Revenues at Joe’s Crab Shack were $114.8 million during the third quarter of 2015 versus $122.2 million in the prior year third quarter. Comparable restaurant sales at Joe’s Crab Shack decreased 6.6%.
●

Revenues at Brick House Tavern + Tap were $18.6 million in the third quarter of 2015 compared to $17.1 million in the prior year third quarter. Comparable restaurant sales at Brick House Tavern + Tap decreased 0.7%.

Loss from continuing operations for the third quarter of 2015 was $4.3 million, or $0.17 per diluted share. The Company’s loss from continuing operations for the third quarter of 2015 included a $2.6 million deferred tax valuation allowance, a $3.9 million impairment charge, $1.6 million of costs related to conversions, remodels and closures, and a $0.4 million loss on insurance settlements. Excluding the impact of these items, adjusted income from continuing operations and adjusted income from continuing operations per diluted share (which are non-GAAP financial measures), net of tax, were $1.9 million and $0.07, respectively, in the third quarter of 2015.

Loss from continuing operations for the third quarter of 2014 was $2.4 million, or $0.09 per diluted share. The Company’s loss from continuing operations for the third quarter of 2014 included a $1.8 million impairment charge, a $2.2 million write-off of debt issuance costs, and $0.5 million in costs related to conversions, remodels and closures, transaction costs partially offset by a gain on insurance settlements. Excluding the impact of these items, adjusted income from continuing operations and adjusted income from continuing operations per diluted share (which are non-GAAP financial measures), net of tax, were $0.3 million and $0.01, respectively, in the third quarter of 2014.

Development

During the third quarter of 2015, the Company closed seven Joe’s Crab Shack locations. Of these closures, two will be converted to Brick House Tavern + Tap restaurants.

Liquidity

At September 28, 2015, the Company had $51.6 million of cash and approximately $25.9 million of available borrowing capacity under its current credit facility. The Company was in compliance with the credit facility’s financial covenants.

Conference Call

Ignite will host a conference call to discuss third quarter financial results today at 5:00 PM Eastern Standard Time. Hosting the call will be Ray Blanchette, President and Chief Executive Officer and Brad Leist, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 888-395-3227 or for international callers by dialing 719-785-1765. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the password is 2918497. The replay will be available until Thursday, November 12, 2015. The call will also be webcast live from the Company's website at www.igniterestaurants.com under the “Investors” section.

About Ignite Restaurant Group

Ignite Restaurant Group, Inc. (NASDAQ:IRG) owns and operates restaurants throughout the U.S. Headquartered in Houston, Ignite's portfolio of restaurant concepts currently includes Joe's Crab Shack and Brick House Tavern + Tap. Each brand offers a variety of high-quality, chef-inspired food and beverages in a distinctive, casual, high-energy atmosphere. For more information on Ignite and its distinctive brands visit www.igniterestaurants.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements include, but are not limited to, statements regarding the scheduled conversions of restaurants, the anticipated growth of Brick House Tavern + Tap and our effective tax rate.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements included in this press release, including the risk factors discussed in the Company’s Form 10-K for the year ended December 29, 2014 (which can be found at the SEC’s website www.sec.gov). Each such risk factor is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Results of Operations

The following tables present the consolidated statements of operations and selected other data for the thirteen and thirty-nine weeks ended September 28, 2015 and September 29, 2014, and selected consolidated balance sheet information as of September 28, 2015 and December 29, 2014:

Consolidated Statements of Operations	Thirteen Weeks Ended September 28, 2015		Thirteen Weeks Ended September 29, 2014
	(In thousands, except percent and per share data)

Revenues	$133,357	100.0%	$139,272	100.0%
Costs and expenses
Restaurant operating costs and expenses
Cost of sales	41,492	31.1%	45,410	32.6%
Labor expenses	37,190	27.9%	37,500	26.9%
Occupancy expenses	10,591	7.9%	10,120	7.3%
Other operating expenses	25,440	19.1%	27,022	19.4%
General and administrative	6,502	4.9%	9,614	6.9%
Depreciation and amortization	7,762	5.8%	5,962	4.3%
Pre-opening costs	22	0.0%	1,210	0.9%
Asset impairments and closures	4,752	3.6%	1,805	1.3%
Loss (gain) on disposal of assets	(908)	(0.7)%	432	0.3%
Total costs and expenses	132,843	99.6%	139,075	99.9%
Income from operations	514	0.4%	197	0.1%
Interest expense, net	(3,837)	(2.9)%	(5,040)	(3.6)%
Gain (loss) on insurance settlements	(428)	(0.3)%	89	0.1%
Loss from continuing operations before income taxes	(3,751)	(2.8)%	(4,754)	(3.4)%
Income tax expense (benefit)	537	0.4%	(2,380)	(1.7)%
Loss from continuing operations	(4,288)	(3.2)%	(2,374)	(1.7)%
Income (loss) from discontinued operations, net	391	0.3%	(4,156)	(3.0)%
Net loss	$(3,897)	(2.9)%	$(6,530)	(4.7)%

Basic and diluted net income (loss) per share data:
Net income (loss) per share
Basic and diluted
Loss from continuing operations	$(0.17)		$(0.09)
Income (loss) from discontinued operations, net	$0.02		$(0.16)
Net income	$(0.15)		$(0.25)
Weighted average shares outstanding
Basic	25,761		25,672
Diluted	25,761		25,672

Consolidated Statements of Operations	Thirty-Nine Weeks Ended September 28, 2015		Thirty-Nine Weeks Ended September 29, 2014
	(In thousands, except percent and per share data)

Revenues	$398,746	100.0%	$405,650	100.0%
Costs and expenses
Restaurant operating costs and expenses
Cost of sales	124,158	31.1%	131,561	32.4%
Labor expenses	111,997	28.1%	112,365	27.7%
Occupancy expenses	31,235	7.8%	29,339	7.2%
Other operating expenses	75,110	18.8%	74,932	18.5%
General and administrative	23,260	5.8%	29,657	7.3%
Depreciation and amortization	20,168	5.1%	17,655	4.4%
Pre-opening costs	536	0.1%	1,972	0.5%
Asset impairments and closures	4,835	1.2%	1,954	0.5%
Loss (gain) on disposal of assets	(556)	(0.1)%	831	0.2%
Total costs and expenses	390,743	98.0%	400,266	98.7%
Income from operations	8,003	2.0%	5,384	1.3%
Interest expense, net	(11,562)	(2.9)%	(8,682)	(2.1)%
Gain (loss) on insurance settlements	(428)	(0.1)%	89	0.0%
Loss from continuing operations before income taxes	(3,987)	(1.0)%	(3,209)	(0.8)%
Income tax expense (benefit)	1,766	0.4%	(3,314)	(0.8)%
Income (loss) from continuing operations	(5,753)	(1.4)%	105	0.0%
Loss from discontinued operations, net	(20,293)	(5.1)%	(5,133)	(1.3)%
Net loss	$(26,046)	(6.5)%	$(5,028)	(1.2)%

Basic and diluted net income (loss) per share data:
Net income (loss) per share
Basic and diluted
Income (loss) from continuing operations	$(0.22)		$0.00
Loss from discontinued operations, net	$(0.79)		$(0.20)
Net loss	$(1.01)		$(0.20)
Weighted average shares outstanding
Basic	25,719		25,654
Diluted	25,719		25,701

Selected Consolidated Balance Sheet Information	September 28, 2015	December 29, 2014
	(In thousands)
Cash and cash equivalents	$51,637	$20,564
Total assets	256,175	327,720
Long term debt (including current portion)	161,828	162,702
Total liabilities	229,300	276,421
Total stockholders' equity	26,875	51,299

	Thirteen Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2015		September 29, 2014		September 28, 2015		September 29, 2014
	(dollars in thousands)
Selected Other Data:
Restaurants opened during the period	-		-		2		-
Number of restaurants open (end of period):
Joe's Crab Shack	131		138		131		138
Brick House Tavern + Tap	23		21		23		21
Total restaurants	154		159		154		159
Restaurant operating weeks
Joe's Crab Shack	1,769		1,774		5,368		5,310
Brick House Tavern + Tap	299		269		877		789
Average weekly sales
Joe's Crab Shack	$65		$69		$63		$66
Brick House Tavern + Tap	$62		$64		$67		$67
Change in comparable restaurant sales
Joe's Crab Shack	(6.6%	)	(4.4%	)	(4.9%	)	(5.0%	)
Brick House Tavern + Tap	(0.7%	)	7.5%		2.5%		8.7%
Total	(6.1%	)	(3.4%	)	(4.1%	)	(3.6%	)

Reconciliation of Non-GAAP Results to GAAP Results

The Company provided detailed explanation of these non-GAAP financial measures, including a discussion of the usefulness and purpose of the measures, in its Form 8-K, filed with the Securities and Exchange Commission on November 5, 2015.

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	September 28, 2015	September 29, 2014	September 28, 2015	September 29, 2014
	(In thousands, except per share data)
Income (loss) from continuing operations - GAAP	$(4,288)	$(2,374)	$(5,753)	$105
Adjustments - continuing operations:
Transaction costs	-	421	-	510
Costs related to conversions, remodels and closures	1,559	127	1,622	127
Write-off of debt issuance costs	-	2,241	-	2,241
Asset impairment	3,881	1,770	3,881	1,770
Loss (gain) on insurance settlements	428	(89)	428	(89)
Income tax effect of adjustments above	(2,324)	(1,761)	(2,349)	(1,796)
Deferred tax asset valuation allowance	2,624	-	5,357	-
Adjusted income from continuing operations - non-GAAP	$1,880	$335	$3,186	$2,868

Weighted average shares outstanding (GAAP)
Basic	25,761	25,672	25,719	25,654
Diluted	25,792	25,674	25,738	25,701
Income (loss) from continuing operations per share (GAAP)
Basic and diluted	$(0.17)	$(0.09)	$(0.22)	$0.00
Adjusted income from continuing operations per share (non-GAAP)
Basic and diluted	$0.07	$0.01	$0.12	$0.11